UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 27, 2026, the Board of Directors of the Company (the “Board”) appointed Ian Blackman, age 58, as Chief Financial Officer of NexGel, Inc. (the “Company”), effective April 27, 2026. Mr. Blackman succeeds Mr. Drapczuk as the Company’s principal financial officer and principal accounting officer.

Mr. Blackman, 58, is a Certified Public Accountant with over 30 years of global financial leadership experience across private equity-backed and publicly traded organizations. From February 2018 until September 2025, Mr. Blackman served as Chief Financial Officer of McIntosh Group Inc. (and its successor, Bose Luxury), a private equity-backed luxury consumer electronics company, where he was a member of the executive team that drove organic revenue growth and was deeply involved in two due diligence and sale processes resulting in transactions to a private equity firm and subsequently to a strategic acquirer. From April 2017 to January 2018, Mr. Blackman served as Chief Financial Officer, North America, for Diptyque and Byredo, two private equity-backed luxury lifestyle brands, where he was responsible for all finance, treasury, tax and human resources functions. From 1995 to September 2011, Mr. Blackman served in roles of increasing responsibility at Universal Music Group. Mr. Blackman began his career at Goldstein Golub Kessler and Company, where he served as an Audit Manager from 1989 to 1995. Mr. Blackman holds a Bachelor of Science (Honours) in Economics from the London School of Economics.

There are no arrangements or understandings between Mr. Blackman and any other person pursuant to which Mr. Blackman was selected as the Company’s Chief Financial Officer. There are no family relationships between Mr. Blackman and any director or executive officer of the Company. There are no transactions between Mr. Blackman and the Company that would be reportable under Item 404(a) of Regulation S-K.

Blackman Employment Agreement

In connection with Mr. Blackman’s appointment, on April 27, 2026, the Company entered into an Executive Employment Agreement with Mr. Blackman (the “Blackman Employment Agreement”), effective as of April 27, 2026 (the “Effective Date”).

Pursuant to the Blackman Employment Agreement, Mr. Blackman is paid a base salary of $250,000 per year. Mr. Blackman is also eligible to receive a cash bonus for fiscal year 2026 (pro-rated from the Effective Date) based on the Company’s achievement of specified earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets, equal to (i) 10% of his base salary if the Company achieves EBITDA of at least $4 million, (ii) 30% of his base salary if the Company achieves EBITDA of at least $6 million, or (iii) 50% of his base salary if the Company achieves EBITDA of at least $8 million. Only one of the foregoing bonus tiers may be earned for fiscal year 2026, and the bonuses are not cumulative. The Blackman Employment Agreement provides that, for fiscal years following 2026, the cash bonus structure for Mr. Blackman will be determined by the Compensation Committee of the Board.

Pursuant to the Blackman Employment Agreement, Mr. Blackman also received an initial grant of options to purchase up to 160,000 shares of the Company’s common stock under the Company’s 2019 Long-Term Incentive Plan (the “Blackman Initial Option Grant”). To the extent qualifying as an incentive stock option under the Internal Revenue Code, the Blackman Initial Option Grant will be treated as an incentive stock option, and the remainder will be treated as a non-qualified stock option. The Blackman Initial Option Grant has a five-year term and a per share exercise price equal to the closing per share price of the Company’s common stock as reported on the Nasdaq Capital Market on the third business day after the Company is no longer in possession of material non-public information. The Blackman Initial Option Grant vests as follows: (i) 40,000 shares vest on the first anniversary of the Effective Date, and (ii) the remaining 120,000 shares vest in 36 equal monthly installments of 3,334 shares (with rounding adjustments) commencing on March 31, 2027, in each case subject to Mr. Blackman’s continued employment with the Company on each applicable vesting date. In the event of a Change in Control (as defined in the Blackman Employment Agreement) of the Company, any unvested portion of the Blackman Initial Option Grant shall accelerate, vest and become exercisable immediately prior to the Change in Control.

The Blackman Employment Agreement also provides for severance benefits in the event Mr. Blackman’s employment is terminated by the Company without cause or by Mr. Blackman for good reason (as such terms are defined in the Blackman Employment Agreement). The applicable Severance Period (as defined in the Blackman Employment Agreement) is (i) three months if such termination occurs on or before the date that is six months after the Effective Date, (ii) six months if such termination occurs after the date that is six months after the Effective Date but on or before the first anniversary of the Effective Date, and (iii) twelve months if such termination occurs thereafter. The severance benefits consist of (a) continued payment of Mr. Blackman’s base salary during the Severance Period, (b) a pro-rata portion of his target annual bonus for the year of termination, multiplied by 25%, 50% or 100%, based on the applicable Severance Period, (c) reimbursement of COBRA premiums during the Severance Period, and (d) acceleration of vesting of any equity awards that would have otherwise vested through the end of the Severance Period.

In the event Mr. Blackman’s employment is terminated by the Company without cause or by Mr. Blackman for good reason within twelve months following a Change in Control, Mr. Blackman is entitled to (i) a lump sum payment equal to one times his then-current base salary plus 100% of his target annual bonus, (ii) twelve months of COBRA premium reimbursement, and (iii) full acceleration of vesting of all unvested equity awards.

The Blackman Employment Agreement contains customary non-competition, non-solicitation, confidentiality and assignment of inventions provisions, including a one-year post-employment non-competition restriction in the United States, a one-year post-employment employee non-solicitation restriction, and a two-year post-employment customer and vendor non-solicitation restriction.

The foregoing summary of the Blackman Employment Agreement is qualified in its entirety by reference to the full text of the Blackman Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Resignation of Interim Chief Financial Officer

On April 27, 2026, Adam E. Drapczuk III resigned from his position as Interim Chief Financial Officer of the Company in connection with the appointment of Mr. Ian Blackman as the Company’s Chief Financial Officer, as further described below. Mr. Drapczuk’s resignation as Interim Chief Financial Officer was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Following his resignation as Interim Chief Financial Officer, Mr. Drapczuk will continue to provide financial consulting services to the Company.

Item 8.01 Other Events.

On April 27, 2026, the Company issued a press release announcing the appointment of Mr. Blackman as its Chief Financial Officer and the resignation of Mr. Drapczuk as Interim Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated April 27, 2026, between NexGel, Inc. and Ian Blackman.

99.1	Press Release, dated April 27, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2026

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer